UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2014

U.S. Rare Earth Minerals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-154912	26-2797630
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6430 Medical Center St., Suite 230, Las Vegas, Nevada		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 503-551-1989

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5.02. Resignation of Certain Officers and Appointment of Certain Officers

5.02. Dennis Cullison, presently the Chairman of the Board and President and Treasurer of U. S. Rare Earth Minerals, Inc. (the “Company”) resigned as President and Treasurer effective as of July 18, 2014. Mr. Cullison will also retain the title of President of the Viet Nam Sales Division of the Company. The Board of Directors has appointed Michael Herod, a director of Company, as President and Chief Operating Officer effective as of July 18, 2014. Larry Bonafide, a director, Secretary of the Company and currently the Company’s chief financial officer, was appointed Treasurer. Mr. Herod and Mr. Bonafide accepted their appointments. The Board of Directors has determined these new appointments will add to the efficiency of the Company’s operations.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 18, 2014, the Board of Directors adopted a Resolution to Amend the Articles of Incorporation to increase the total Authorized shares from 300,000,000 to 1,000,000,000 par value $0.001 common stock to become effective on July 22, 2014.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. RARE EARTH MINERALS, INC.

By:	/s/ Michael Herod
Name:	Michael Herod
Title:	President and Director
Dated:	July 22, 2014

By:	/s/ Larry Bonafide
Name:	Larry Bonafide
Title:	Chief Financial Officer and Director
Dated:	July 22, 2014